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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Monarch Dental Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                  51-0363560
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


                 4201 Spring Valley Road, Suite 320, Dallas,
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       Texas 75244 (Address of Principal Executive Offices) (Zip Code)


   If this form relates to the              If this form relates to the
   registration of a class of debt          registration of a class of debt
   securities and is effective upon         securities and is to become
   filing pursuant to General               effective simultaneously with the
   Instruction A(c)(1), please check        effectiveness of a concurrent
   the following box.  [ ]                  registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2),
                                            please check the following
                                            box.   [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
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           Not applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.01 per share
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                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

               A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus part of the Registration Statement on Form S-1, filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 2, 1997, File No.333-24409, as amended (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.  Exhibits

               (1) Specimen of the Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

               (2)   (a)  Form of Restated Certificate of Incorporation of
                          Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement).

                     (b) Form of Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

                     (c) Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit 10.4 to the Registration Statement).


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MONARCH DENTAL CORPORATION
                                               (Registrant)



                                        By:        /s/ GARY W. CAGE
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                                                        Gary W. Cage
                                                   Chief Executive Officer

Dated:     July 14, 1997